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                                                                  EXHIBIT 23.5


                                    CONSENT


     I, Kennan E. Kaeder, hereby consent to the use of my opinion June 1, 2001 and my name under the caption "Legal Matters" in the amended SB-2 Registration Statement and Prospectus, and any subsequent amendments thereto, as filed with the Securities and Exchange Commission of Worldwineweb.ws, Inc.


                                       /s/ Kennan E. Kaeder
                                       --------------------
                                       Kennan E. Kaeder